POWER OF ATTORNEY

Know all by these presents, that each of the

undersigned hereby constitutes and appoints

Laurie T. Gerber, the undersigneds' true and

lawful attorney in fact, to:

(1)  execute for and on behalf of each of the

undersigned a Form ID application, and any

amendments thereto, to be filed with the

Securities and Exchange Commission to

obtain or update EDGAR codes for the

undersigned;

(2)  execute for and on behalf of each of the

undersigned Forms 3, 4, and 5 and

Schedules 13D or 13G, as appropriate, and

any required amendments thereto

(collectively, the "Reports"), with respect

to their securities ownership of

Vitacost.com, Inc. (the "Company"), in

accordance with Section 13(d) and/or

Section 16(a) of the Securities Exchange

Act of 1934, as amended, and the respective

rules (including Rule 13d-1) promulgated

thereunder.

(3)  do and perform any and all acts for and

on behalf of each of the undersigned which

may be necessary or desirable to complete

and execute any such Report and timely file

such form with the United States Securities

and Exchange Commission and any stock

exchange or similar authority; and

(4)  take any other action of any type

whatsoever in connection with the foregoing

which, in the opinion of the attorney in fact,

may be of benefit to, in the best interest of,

or legally required by, the undersigned, it

being understood that the documents

executed by the attorney in fact on behalf

of the undersigned pursuant to this

Power of Attorney shall be in such form

and shall contain such terms and

conditions as the attorney in fact may

approve in the attorney in fact's

discretion.

Each of the undersigned hereby grants

to the attorney in fact full power and

authority to do and perform any and

every act and thing whatsoever

requisite, necessary, or proper to be

done in the exercise of any of the

rights and powers herein granted, as

fully to all intents and purposes as the

undersigned might or could do if

personally present, with full power of

substitution or revocation, hereby

ratifying and confirming all that the

attorney in fact, or the attorney in fact's

substitute or substitutes, shall lawfully do

or cause to be done by virtue of this

power of attorney and the rights and

powers herein granted.  Each of the

undersigned acknowledges that the

foregoing attorney in fact, in serving in

such capacity at the request of the

undersigned, is not assuming any of the

undersigneds' responsibilities to comply

with Section 13(d) or Section 16 of the

Securities Exchange Act of 1934.

This Power of Attorney shall remain in

full force and effect until the undersigned

are no longer required to file Reports with

respect to the undersigneds' holdings of

and transactions in securities issued by

the Company, unless earlier revoked by

the undersigned in a signed writing

delivered to the foregoing attorney in fact.

IN WITNESS WHEREOF, the undersigned

have caused this Power of Attorney to be

executed as of March 30, 2010.

GREAT HILL INVESTORS, LLC

By:     /s/ John G. Hayes

Title:  Authorized Person

GHP III, LLC

By:     /s/ John G. Hayes

Title:  Authorized Person

GREAT HILL PARTNERS GP III, L.P.

By:  GHP III, LLC

Its General Partner

By:     /s/ John G. Hayes

Title:  Authorized Person

GREAT HILL EQUITY PARTNERS III, L.P.

By:  Great Hill Partners GP III, L.P.

Its General Partner

By:  GJP III, LLC,

Its General Partner

By:     /s/ John G. Hayes

Title:  Authorized Person

GHP IV, LLC

By:     /s/ John G. Hayes

Title:  Authorized Person

GREAT HILL PARTNERS GP IV, L.P.

By:  GHP IV, LLC

Its General Partner

By:     /s/ John G. Hayes

Title:  Authorized Person

GREAT HILL EQUITY PARTNERS IV, L.P.

By:  Great Hill Partners GP IV, L.P.

Its General Partner

By:  GJP IV, LLC,

Its General Partner

By:     /s/ John G. Hayes

Title:  Authorized Person

/s/ Christopher S. Gaffney

/s/ John G. Hayes

/s/ Matthew T. Vettel